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                   USA DEALERS AUCTION.COM, INC.
                       A Nevada Corporation
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                            Exhibit 23

            Consents of Independent Public Accountants

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G. BRAD BECKSTEAD
Certified Public Accountant
                                                330 E. Warm Springs
                                                Las Vegas, NV 89119
                                                       702.528.1984
                                                425.928.2877 (efax)





July 24, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of July 24, 2001, on the Financial Statements of USA Dealers Auction.com, Inc. for the three months ending June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA

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